                                                                    Exhibit d(4)

                       NOVATION OF PORTFOLIO MANAGEMENT AGREEMENT

         This Novation Agreement is entered into this 4th day of February, 2002 by and among OpCap Advisors LLC ("OpCap Advisors"), a Delware limited liability company, Allianz Dresdner Asset Management of America L.P. (formerly PIMCO Advisors L.P.) ("ADAM"), a Delaware limited partnership and PIMCO Equity Advisors LLC ("PEA"), a Delaware limited liability company.

         WHEREAS, OCC Accumulation Trust (the "Fund") has retained OpCap Advisors to render management services to the Fund pursuant to an Investment Management Agreement dated as of May 1, 1999, as from time to time amended or supplemented, and such agreement authorizes OpCap Advisors to engage sub-advisers to discharge OpCap Advisors' responsibilities with respect to the management of the Fund;

         WHEREAS, OpCap Advisors has appointed ADAM to act as portfolio manager to the Fund pursuant to the terms of the Portfolio Management Agreement dated as of February 1, 2000 by and between OpCap Advisors and ADAM (as from time to time amended or supplemented, the "Portfolio Management Agreement");

         WHEREAS, OpCap Advisors, ADAM and PEA are all registered with the SEC as investment advisors under the Investment Advisers Act of 1940 and the rules and regulations thereunder, as amended from time to time;

         WHEREAS, OpCap Advisors, in a transaction which does not result in a change of actual control or management in accordance with Rule 2a-6 of the Investment Company Act of 1940, desires to affect a novation of the Portfolio Management Agreement so that PEA is substituted for ADAM as a party to such agreements and ADAM is released from its obligations under such agreements, PEA desires to accept the novation thereof, and OpCap Advisors desires to consent to such novation;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. NOVATION AND ACCEPTANCE. Subject to the terms and conditions contained herein, ADAM hereby affects the novation of the Portfolio Management Agreement (the "Portfolio Management Novation") to substitute PEA for ADAM as party to such agreements, OpCap Advisors hereby consents to such Novation and hereby releases ADAM from all of its duties and obligations under the Portfolio Management Agreement, and PEA hereby accepts the Novation and hereby releases ADAM from all of its duties and obligations under the Portfolio Management Agreement and assumes all rights, duties and obligations of ADAM under such agreements. Any procedures established from time to time by agreement between OpCap Advisors and ADAM shall be considered to be part of the Portfolio Management Agreement and shall be assigned to PEA, subject to the terms and conditions contained herein and subject to amendment by mutual agreement of PEA and OpCap Advisors.

         2. TERM. The Portfolio Management Novation shall become effective on the date hereof and shall extend for so long as the terms specified in Sections 4 and 5 of the Portfolio Management Agreement are satisfied or until terminated in accordance with said Sections 4 and 5.

         3. NO TERMINATION. The parties agree that the Portfolio Management Novation shall not constitute "assignments" of the Agreements for purposes of the Portfolio Management Agreement or the 1940 Act, and that the Portfolio Management Agreement, as so novated, shall remain in full force and effect after the Novation.





       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.






                                               OPCAP ADVISORS LLC


                                               By: /s/Michael B. Zuckerman
                                                   ----------------------------
                                               Name: Michael B.  Zuckerman
                                               Title: Vice President




                                               ALLIANZ DRESDNER
                                               ASSET MANAGEMENT
                                               OF AMERICA L.P.


                                               By: /s/Michael B. Zuckerman
                                                   ----------------------------
                                               Name: Michael B.  Zuckerman
                                               Title: Vice President




                                               PIMCO EQUITY
                                               ADVISORS LLC


                                               By: /s/Taegan D. Goddard
                                                   ----------------------------
                                               Name: Taegan D. Goddard
                                               Title: Managing Director